Exhibit 10.5 - Amendment #1 to License and Distribution Agreement effective August 15, 2003

                       LICENSE AND DISTRIBUTION AGREEMENT
                               (this "Amendment")


Parties:                   Electronics For Imaging, Inc.                 ("EFI")
                           a Delaware corporation
                           303 Velocity Way
                           Foster City, California 94404

                           Axeda Systems Operating Company, Inc.       ("Axeda")
                           a Massachusetts corporation
                           21 Oxford Road
                           Mansfield, Massachusetts 02048
Effective Date
of this Amendment:         August 15, 2003
-----------------

Agreement:                 License and Distribution Agreement between EFI
----------                  and Axeda dated July 26, 2002         ("Agreement")

Recitals:

         WHEREAS, EFI and Axeda are parties to the Agreement and desire to amend the exclusivity provisions thereof and certain terms related thereto.

         NOW, THEREFORE, intending to be legally bound, and in consideration of the above and the mutual promises set forth in this Agreement, the Parties agree as follows:


1. All capitalized terms in this Amendment that have not been otherwise defined shall have the meaning assigned thereto in the Agreement.

2.   Except for the changes made herein, the Agreement shall remain in effect.


                                   DEFINITIONS

3. Schedule 1 Definition Schedule to the Agreement is hereby amended to add the following additional definitions:

         "Device" means any printing device in the Defined Market.

         "IDM Lite" means a solution that routes data between Devices and server computers for the benefit of Customers in the Defined Market. "IDM Lite" excludes Axeda Technology. "IDM Lite" excludes any third party products that compete with Axeda DRM Software.


                                   EXCLUSIVITY

4. Section 10.a.iii of the Agreement is hereby amended to add the following at the end thereof after the period:

         "The provision by EFI of IDM Lite shall not be deemed to be a breach of this Section 10.a.iii; and provided that EFI shall offer IDM Lite and/or Axeda DRM Software as customers and prospects demand."

5. Section 10 of the Agreement is hereby amended to add the following new subsection c.:

         "c. PPPE Market. Notwithstanding anything to the contrary in this Agreement, the term "Defined Market" shall, for purposes of Section 10 of this Agreement, refer only to the Office Equipment Market and not to the Professional Print Production Equipment Market."


                                 REVENUE SHARING

6. Schedule 6.a. is amended to add the following at the end with respect to the Professional Print Production Equipment Market:

         Revenue Sharing Models Within The Professional Print Production
          Equipment Market

o The revenue split shall be 100% to Axeda, 0% to EFI; but EFI shall be entitled to 5% of license fees charged by Axeda as a commission on sales in the Professional Print Production Equipment Market during the term of this Agreement where EFI has supplied at Axeda's request reasonable assistance with the pre-sales effort, such as, by way of example, facilitating executive level meetings with the prospect's management team.
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o        The 5% fee to EFI for professional services and consultancy subcontracting, referenced below in this Schedule, is not applicable to the Professional Print Production Equipment Market.


7. Schedule 6.a. is amended to add the following at the end with respect to IDM
LITE:

      Revenue Sharing Models For The IDM LITE Solution and Related Services

o All revenue derived by EFI from IDM Lite products, implementation, services and sales, including hardware shall be split 0% to Axeda, 100% to EFI.

                                    MARKETING

8. Sections 9.c.i. and 9.c.ii. are amended in their entirety to state the following:

i. EFI shall take the lead in marketing the Licensed Products to the Office Equipment Market, and either EFI or Axeda may market the Licensed Products to the Professional Print Production Equipment Market. Axeda shall not require EFI consent for pricing offered by it in the Professional Print Production Equipment Market;

ii. EFI shall be responsible for the front-end sales and marketing support of the Licensed Products into the Office Equipment Market, and either EFI or Axeda may bear the responsibility for the front-end sales and marketing support of the Licensed Products into the Professional Print Production Equipment Market;

9. The following is added as Section 9.c.ix:

     EFI branding and web site changes in the future will be managed under the framework provided in this Agreement, but with "powered by Axeda DRM" attribution whenever Axeda DRM Software is used or included.


                              PROFESSIONAL SERVICES

10. Section 14.e. is amended to add the following at the end thereof:

         "Notwithstanding the above, the parties may from time to time enter into Statements of Work under which Axeda will supply services to EFI related to specific Customer engagements and not related to general product development for the Licensed Product ("Customer Services Projects"). Exhibit 1C sets out terms and conditions related to Customer Services Projects for services by Axeda related to Axeda DRM Software.

11. The following Section 14.f. shall be added to the Agreement:

         "f. IDM Lite. Notwithstanding anything to the contrary herein, EFI shall be responsible for providing all support and services for IDM Lite as required."

                           CUSTOMER SERVICES PROJECTS


12. The Agreement is amended to add new Exhibit 1C attached to this Amendment.


       WITNESS THE DUE EXECUTION AND DELIVERY HEREOF AS OF THE DATE FIRST
        STATED ABOVE.

ELECTRONICS FOR IMAGING, INC.              AXEDA SYSTEMS OPERATING COMPANY, INC.


By:/s/Guy Gecht                             By: /s/ Dale Calder
   ---------------                             -------------------

Name: Guy Gecht                             Name:Dale Calder
     ---------------                             --------------

Title: CEO                                 Title: President
      ----------                                  ---------------

Date: Aug 15, 2003                         Date: August 15, 2003
      ------------------                         --------------------

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                                   Exhibit 1C
                           Customer Services Projects

For Customer Services Projects under this Agreement, Axeda's standard professional services terms and conditions, set out below, shall apply. As between Axeda and EFI, EFI shall be the "Customer" for purposes of these terms. If EFI is not the end user of the Licensed Software applicable to such professional services, EFI is hereby granted the right to sublicense to the Customer the tangible work product resulting from such Customer Services Project on a non-exclusive, non-transferable basis for use solely in conjunction with the Licensed Product licensed by EFI to such Customer.


Axeda's standard professional services terms:

1.       SERVICES.

1.1 Axeda will provide installation, integration, configuration, consulting, training and/or other computer related professional services (the "Services") pursuant to Schedule(s) and/or statement(s) of work executed by the parties and referencing this Agreement (Schedule(s) listing professional services purchased by Customer and any a statement of work describing professional services purchased by Customer are referred to as a "Statement of Work" or "SOW").

1.2 Unless the parties expressly agree in writing to the contrary, the Services do not include maintenance and/or support services for any deliverables or work product comprising software delivered by Axeda as part of professional services. Customer may separately purchase from Axeda maintenance and/or support services for such deliverables or work product on a time and materials basis, at Axeda's then prevailing rates.

2. CHANGE REQUESTS. Either party may request a change to a Statement of Work, and for such purpose shall submit to the other party a written notice ("Change Request") setting forth the requested change and the reason for such request. Within five (5) business days (or such other period of time as agreed by the parties) after the receipt of such Change Request, the parties shall discuss the necessity, desirability and/or acceptability of the Change Request. When and if both parties have agreed in writing upon the changes, and any resulting change in the estimated fees for the project, the parties shall complete and execute a new SOW.

3. CHARGES FOR SERVICES. Customer shall pay to Axeda the fees set forth in the SOW(s) for the Services. Unless explicitly stated otherwise, all such listed Services fees are estimates only and assume Axeda's current prevailing rates. Services will be billed on a time and materials basis at Axeda's then current prevailing rates for the Services at the time rendered.

4. SUSPENSION OR TERMINATION OF SERVICES. Either party may terminate a particular Services engagement reflected in an SOW, at any time, on thirty (30) days prior written notice, which notice shall specify the exact date of termination, or on ten (10) days prior written notice in the event of a breach by the other party that is not cured within such ten (10) day period. In the event of such a suspension or termination, Customer shall continue to be obligated to pay all Services fees due for Services rendered prior to such suspension or termination.

5. CONFIDENTIALITY. Axeda agrees that all information furnished to it by Customer that is identified in writing as confidential shall be treated and maintained by Axeda as the confidential information of Customer, except to the extent any such information is then known to Axeda, is available to the general public through no wrongful act or omission by Axeda, is made available to Axeda as a matter of right by any third party, is independently developed by Axeda, or is disclosed under proper judicial or governmental process.


6. ACCESS TO LICENSEE's PROPERTY AND COMPUTERS. Customer agrees to provide Axeda access to Customer's computer via remote data communications and by visits to Customer's site as reasonably required to perform under any SOW. All supplies, information and computer resources, including software licenses (other than software supplied by Axeda), required to perform the Services shall be provided to Axeda at Customer's expense.

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7. LICENSE; OWNERSHIP.

7.1 Customer will have a non-exclusive, non-transferable license to use such work product, programs, interfaces, modifications to programs, reports and documentation developed by Axeda in the performance of professional services and delivered to Customer, upon Customer's payment in full of all amounts due hereunder, solely in conjunction with, and consistent in scope with, Customer's permitted use of Software under this Agreement.

7.2 To the extent that any work product, programs, interfaces, modifications to programs, reports and documentation developed by Axeda in the performance of Services under this Agreement, and which are delivered to Customer by Axeda, comprise source code, then upon Customer's payment in full of all amounts due hereunder, Customer shall have a limited license to copy and to modify such source code, and to compile such source code into object code, but solely in connection with, and only to the extent necessary for, Customer's maintenance and support of the deliverables hereunder and for no other purpose. The license grant in this Section 7.2 is subject to any limitations set forth in subsection
7.1 above.

7.3 Axeda retains ownership of all information, Software and other property owned by it prior to this Agreement or which it develops independently of this Agreement and all work product received, compiled or developed by Axeda in the performance of this Agreement. All such information shall be treated as confidential information of Axeda. Axeda may utilize any and all methods, computer software, know-how or techniques related to programming and processing of data, developed by it while providing the Services and may incorporate the work product in future releases of any of its software. Customer agrees that all intellectual property rights and all other ownership in any ideas, modifications, or suggestions it proposes, creates, or authors relating to the Software ("Suggestions") are hereby assigned to Axeda and shall be the sole and exclusive property of Axeda. Axeda will have sole discretion as to whether and how to implement any such Suggestions into the Software.

8. STAFFING. Axeda shall have sole discretion regarding staffing for the Services, including the assignment or reassignment of its Services personnel. In addition, Axeda may, at Axeda's sole responsibility, retain one or more sub-contractors to provide all or a portion of the Services. Customer shall provide at least one mutually acceptable contact person to communicate all product development-related activities, and matters concerning the Services, to Axeda.


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